Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes illustrate the effect of the merger on CVB Financial Corp.’s (“CVB”) consolidated financial position and results of operations and its subsidiaries and of Community and its subsidiaries based upon the companies’ respective historical consolidated financial positions and results of operations under the acquisition method of accounting with CVB treated as the acquirer. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of CVB and Community Bank (“Community”), which are incorporated by reference herein.

In accordance with generally accepted accounting principles in the United States of America, or GAAP, the assets and liabilities of Community will be recorded by CVB at their estimated fair values as of the acquisition date. The unaudited pro forma condensed combined balance as of March 31, 2018 sheet gives effect to the merger, as if the transaction had occurred on March 31, 2018. The unaudited pro forma condensed combined income statements for the year ended December 31, 2017 and for the three months ended March 31, 2018 are presented as if the merger took place on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The pro forma shareholders’ equity and net income should not be considered indicative of the market value of CVB common stock or the actual or future results of operations of CVB for any period. Actual results may be materially different than the pro forma information presented.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, although the purchase price is indicative of the actual purchase price, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are subject to change and may vary from the actual values that will be recorded at the time the accounting for the merger is completed. Adjustments may include, but not be limited to, changes in (i) Community’s balance sheet through the effective time of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

CVB’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 included in CVB’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (the “SEC”).

•

CVB’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018 included in CVB’s Quarterly Report on Form 10-Q as filed with the SEC;

•

Community’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017 and 2016 as previously included as part of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-224311), are incorporated herein by reference;

•	Community’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2018 and March 31, 2017; and

•	the amended Form S-4 related to the merger of CVB and Community.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2018

	CVBF Historical	Community Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
		(Dollars in thousands)
Assets
Cash and cash equivalents	$456,238	$46,420	$(180,719)	A	321,939
Interest-earning balances due from depository institutions	10,100	–	–		10,100
Investment securities	2,739,876	780,183	–		3,520,059
Investment in stock of Federal Home Loan Bank (FHLB)	17,688	17,250	–		34,938
Loans and lease finance receivables	4,794,983	2,764,623	(88,711)	B	7,470,895
Allowance for loan losses	(59,935)	(36,026)	36,026	C	(59,935)

Net loans and lease finance receivables	4,735,048	2,728,597	(52,685)		7,410,960

Premises and equipment, net	45,542	9,162	6,525	D	61,229
Bank owned life insurance	146,702	70,486	–		217,188
Intangibles	6,507	1,800	50,400	E	58,707
Goodwill	116,564	1,435	542,077	F	660,076
Other assets	81,895	65,040	(3,917)	G	143,018

Total assets	$8,356,160	$3,720,373	$361,681		$12,438,214

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$4,062,691	$1,206,049	$–		$5,268,740
Interest-bearing	2,646,744	1,617,713	(2,440)	H	4,262,017

Total deposits	6,709,435	2,823,762	(2,440)		9,530,757
Customer repurchase agreements	487,277	–	–		487,277
Borrowings	–	517,000	(7,429)	I	509,571
Junior subordinated debentures	25,774	–	–		25,774
Other liabilities	66,816	29,709	(1,315)	J	95,210

Total liabilities	7,289,302	3,370,471	(11,184)		10,648,589

Commitments and Contingencies
Stockholders’ Equity
Common stock	574,225	13,333	709,434	K	1,296,992
Retained earnings	513,484	351,085	(351,085)	L	513,484
Accumulated other comprehensive (loss) income, net of tax	(20,851)	(14,516)	14,516	M	(20,851)

Total stockholders’ equity	1,066,858	349,902	372,865		1,789,625

Total liabilities and stockholders’ equity	$8,356,160	$3,720,373	$361,681		$12,438,214

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Earnings for the Three Months Ended March 31, 2018

	CVBF Historical	Community Historical	Pro Forma Adjustments for Community Acquisition	Notes	Pro Forma Combined with Community
	(Dollars in thousands, except per share amounts)
Interest income	$72,697	$36,325	$4,757	Q	$113,779
Interest expense	2,176	4,711	(1,170)	R	5,717

Net interest income before (recapture of) provision for loan losses	70,521	31,614	5,927		108,062
(Recapture of) provision for loan losses	(1,000)	650	–		(350)

Net interest income after (recapture of) provision for loan losses	71,521	30,964	5,927		107,712

Noninterest income	12,916	1,995	–		14,911
Noninterest expense	35,946	21,650	685	S	58,281

Earnings before income taxes	48,491	11,309	5,242		64,342

Income taxes	13,578	3,305	1,468	T	18,351

Net earnings	$34,913	$8,004	$3,774		$45,991

Basic earnings per common share	$0.32				$0.33
Diluted earnings per common share	$0.32				$0.33

Unaudited Pro Forma Condensed Combined Statement of Earnings for the Year Ended December 31, 2017

	CVBF Historical	VCBP Historical	Pro Forma Adjustments for VCBP Acquisition	Notes	Pro Forma Combined with VCBP	Community Historical	Pro Forma Adjustments for Community Acquisition	Notes	Pro Forma Combined with VCBP and Community
			(Dollars in thousands, except per share amounts)
Interest income	$287,226	$3,046	$166	N	$290,438	$136,078	$19,028	Q	$445,544
Interest expense	8,296	122	–		8,418	16,840	(4,009)	R	21,249

Net interest income before recapture of provision for loan losses	278,930	2,924	166		282,020	119,238	23,037		424,295
Recapture of provision for loan losses	8,500	–	–		8,500	4,496	–		12,996

Net interest income after recapture of provision for loan losses	287,430	2,924	166		290,520	123,734	23,037		437,291

Noninterest income	42,118	1,444			43,562	9,378	–		52,940
Noninterest expense	140,753	5,341	26	O	146,120	78,887	7,569	S	232,576

Earnings before income taxes	188,795	(973)	140		187,962	54,225	15,468		257,655

Income taxes	84,384	788	53	P	85,225	27,501	5,801	T	118,526

Net earnings	$104,411	$(1,761)	$88		$102,738	$26,724	$9,668		$139,129

Basic earnings per common share	$0.95								$1.00
Diluted earnings per common share	$0.95								$0.99

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to CVB’s acquisition of Community through the merger of Community with and into Citizens. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the acquisition been consummated at March 31, 2018 or the results of operations had the acquisition been consummated at January 1, 2017, nor is it necessarily indicative of the results of operation in future periods or the future financial position of the combined entities. The merger was completed on August 10, 2018. The merger consideration included the issuance of $722.8 million in equity consideration as well as total cash consideration of $180.7 million.

Under the acquisition method of accounting, the assets and liabilities of Community will be recorded at the respective fair values on the closing date. The fair value on the closing date represents management’s best estimates based on available information and facts and circumstances in existence on the closing date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded when the accounting for the merger is completed. Adjustments may include, but not be limited to, changes in (i) Community’s balance sheet through the effective time of the acquisition; (ii) total acquisition-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both CVB and Community are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Acquisition and Integration Costs

In connection with the acquisition, the plan to integrate CVB and Community’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. CVB and Community are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, supply chain methodologies and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Community’s employees, vacating leased premises, changing information systems, canceling contracts between Community and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Community. Additionally, as part of our formulation of the integration plan, certain actions regarding existing CVB information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel may be taken. CVB expects to incur acquisition-related expenses including system conversion costs, employee retention and severance agreements, branch consolidations, communications to customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. Acquisition-related costs were estimated to be approximately $38-$42 million and expect that such acquisition-related costs will be incurred in 2018 and 2019. These costs are not reflected in the accompanying pro forma financial information.

Note 3—Estimated Annual Cost Savings

CVB expects to realize approximately $40-$45 million in annual pre-tax cost savings following the acquisition, which management expects to be phased-in after the systems conversions and consolidation of branches which is expected to be completed in the first quarter of 2019. However, there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

Note 4—Pro Forma Adjustments

(dollars in thousands)

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using the appropriate tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet

A.	To reflect cash consideration paid to acquire Community.

B.	Adjustments to loans, net of unearned income

To reflect the elimination of Community’s net deferred loan fees/costs	$ (3,854)
To reflect the estimated fair value of loans acquired at the closing date
Credit loss discount	$(54,939)
Interest rate discount related to current market rates	(29,918)
$(84,857)

C.	To reflect the elimination of Community’s allowance for loan and lease losses, or ALLL.

D.	To reflect estimated fair value of Community’s premises and equipment.

E.

To reflect the elimination of Community’s intangible assets and the estimated fair value of acquired identifiable intangible assets of Community’s core deposits. The acquired core deposit intangible (“CDI”) will be amortized over 10 years using a sum-of-the-years-digits method.

To reflect the estimated fair value of acquired identifiable assets of Community’s core deposits	$ 52,200
To reflect the elimination of Community’s intangible assets	(1,800)
$ 50,400

F.	Adjustment to goodwill: To reflect elimination of Community’s goodwill of $1.4 million and $541.7 million of estimated goodwill associated with the acquisition of Community. Refer to Note 5.

G.	To reflect the net deferred tax liability created due to the acquisition related accounting adjustments, calculated using an estimated tax rate of 28%.

H.	To reflect the estimated fair value of time deposits based on current market rates.

I.	To reflect the estimated fair value of term FHLB advances based on current market rates.

J.	Adjustments to other liabilities

To reflect fair value adjustment of the reserve for unfunded commitment	$ 3,038
To reflect the elimination of Community’s reserve for unfunded commitment	(1,140)
To reflect elimination of Community’s straight-line lease liability	(3,466)
To reflect elimination of Community’s other deferred liabilities	253
$ (1,315)

K.	To reflect stock consideration of $722.8 million using the stock price of $24.22 as of August 10, 2018, and the elimination of Community’s common stock of $13.3 million.

L.	To reflect the elimination of Community’s retained earnings.

M.	To reflect the elimination of Community’s accumulated other comprehensive income.

Income Statement

(dollars in thousands)

Material nonrecurring charges as a direct result of the merger, which will be reflected in the income statement of CVB within 12 months of the closing of the merger, are not included in the pro forma income statement.

N.

To reflect accretion of loan discount resulting from loan fair value pro forma adjustment for acquired Valley Commerce Bancorp (“VCBP”) loans, as if acquired on January 1, 2017 rather than the acquisition date of March 10, 2017.

O.

To reflect $52,600 of amortization of intangible assets resulting from the fair value of acquired identifiable intangible assets, offset by $26,900 of discount accretion of VCBP acquired premises and equipment, as if acquired on January 1, 2017 rather than the acquisition date of March 10, 2017.

P.	To reflect income tax effect of pro forma adjustments using an effective tax rate of 37.5%.

		Three Months Ended March 31, 2018	Year Ended December 31, 2017
Q.	Adjustment to loan interest income
	To reflect accretion of loan discount resulting from loan fair value pro forma adjustment based on an average life of approximately six years	$4,757	$19,028

R.	Adjustments to interest expense

	To reflect the discount accretion resulting from the fair value of time deposits	(229)	(244)
	To reflect the discount accretion resulting from the fair value of term FHLB advances	(941)	(3,765)

		(1,170)	(4,009)

S.	Adjustments to noninterest expense

	To reflect amortization of intangible assets (CDI) resulting from the fair value of acquired identifiable intangible assets	2,373	9,491
	To reflect additional depreciation resulting from fair value adjustments of acquired premises and equipment.	109	435
	Adjustment to remove acquisition expenses incurred	(1,797)	(2,357)

		685	7,569

T.	To reflect income tax effect of pro forma adjustments using an estimated tax rate of 28% and 37.5% for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively.

Note 5—Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial information reflects the transfer of approximately $722.8 million in equity consideration as well as $180.7 million in cash consideration. The equity consideration transferred was measured at fair value on the acquisition date of August 10, 2018. The merger will be accounted for using the acquisition method of accounting; accordingly the consideration transferred, acquired assets (including identifiable intangible assets) and liabilities are recorded at their respective estimated fair values as of the merger date. The fair value estimates summarized in the following table are preliminary and subject to change.

March 31, 2018
(Dollars in thousands)
Merger Consideration
Cash paid (1)	$180,719
CVB common stock exchanged with Community common shareholders	722,767

Total purchase price	903,486

Identifiable net assets acquired, at fair value
Fair value of assets acquired
Cash and cash equivalents	46,420
Investment securities	780,183
FHLB stock	17,250
Loans	2,675,912
Premises and equipment	15,687
BOLI	70,486
Core deposit intangible	52,200
Other assets	61,123

Total assets acquired	3,719,261

Liabilities assumed
Deposits	2,821,322
FHLB advances	297,571
Other borrowings	212,000
Other liabilities	28,394

Total liabilities assumed	3,359,287

Total fair value of identifiable net assets, at fair value	359,974

Goodwill	$543,512

(1)

The purchase price is based on $180.7 million in cash and issuance of 29,841,759 of CVB common shares based on a fixed exchange ratio of 9.45950 and a $24.22 per share closing price of CVB common stock on August 10, 2018.